Exhibit 16


November 11, 2002


Office of the Chief Accountant
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington D.C. 20549


Gentlemen:

This is to confirm that we have read and agree with the comments in Item 4, paragraphs (i), (ii), (iv) and (v) of Form 8-K of Digital Courier Technologies, Inc. (File No. 0-20771) dated November 11, 2002.

Very truly yours,




/s/ BDO Seidman, LLP
--------------------
    BDO Seidman, LLP






cc:      Mr. Lynn J. Langford
         Chief Financial Officer
         Digital Courier Technologies, Inc.
         348 East 6400 South, Suite 220
         Salt Lake City, Utah 84107